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Exhibit 99.1

ANNUAL SERVICER'S CERTIFICATE

RETAILERS NATIONAL BANK

TARGET CREDIT CARD MASTER TRUST

        The undersigned, a duly authorized representative of Retailers National Bank, as Servicer ("RNB"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000, as supplemented by the Series 1996-1 Supplement, the Series 1998-1 Supplement, the Series 2001-1 Supplement, and the Series 2002-1 Supplement (as may be amended and supplemented from time to time, the "Agreement"), among Target Receivables Corporation, as Transferor, RNB, as Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, does hereby certify that:

  1.
  RNB is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

  2.
  The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this certificate to the Trustee.

  3.
  A review of the activities of the Servicer during the fiscal year ended January 3, 2004, and of its performance under the Agreement was conducted under my supervision.

  4.
  Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

  5.
  The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the fiscal year ended January 3, 2004 which sets forth in detail (i) the nature of each default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: None.

    IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the 22nd day of March, 2004.

RETAILERS NATIONAL BANK, as Servicer,
By:	/s/ Thomas A. Swanson Name: Thomas A. Swanson Title: Vice President & Cashier

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ANNUAL SERVICER'S CERTIFICATE